Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to incorporation by reference in the registration statements on Form S-8 (No. 33-93568, No. 333-57615, No. 333-93359 and No. 333-48440) of Garden Fresh Restaurant Corp. of our report dated November 9, 1998 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Diego, California
December 22, 2000